Exhibit 10.3

AVENUE FINANCIAL HOLDINGS, INC.

2012 RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

ARTICLE I. DEFINITIONS

1.1. Definitions

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)	“Age for Board Retirement” shall mean the age for mandatory retirement of members of the Board, if such age is specified in the Bylaws of the Company, as applied to Eligible Directors on the date of such Eligible Directors’ retirement from the Board.

(b)	“Award” shall mean an award of Restricted Stock pursuant to the provisions of Article V hereof.

(c)	“Awardee” shall mean an Eligible Director to whom Restricted Stock has been awarded hereunder.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Change of Control” of the Company shall be deemed to have occurred if (i) a third person, including a “group” as defined in Section 13(d)(3)of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, proxy solicitation by any person other than the Company or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

(f)	“Committee” shall mean the administrative body provided for in Section 4.1.

(g)	“Company” shall mean Avenue Financial Holdings, Inc.

(h)	“Eligible Director” shall mean a director of the Company who is not an employee of the Company or any of its Subsidiaries at the time of grant of an Award.

(i)	“Plan” shall mean the Avenue Financial Holdings, Inc. 2012 Restricted Stock Plan for Non-Employee Directors, the current terms of which are set forth herein.

(j)	“Plan Effective Date” shall mean the date upon which the Plan becomes effective in accordance with the provisions of Section 2.3.

(k)	“Restricted Stock Award Agreement” shall mean the agreement between the Company and the Awardee with respect to Restricted Stock awarded hereunder.

(l)	“Restricted Stock Award” shall mean Stock that is awarded to an Eligible Director by the Committee pursuant to Article V hereof, which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met.

(m)	“Stock” shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

(n)	“Subsidiary” shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%)equity participant.

ARTICLE II. GENERAL

2.1 Name

This Plan shall be known as the “Avenue Financial Holdings, Inc. 2012 Restricted Stock Plan for Non-Employee Directors”.

2.2 Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein. By encouraging non-employee directors to become owners of Company shares, the Company seeks to increase their incentive for enhancing stockholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

2.3 Effective Date

The Plan shall become effective upon its approval by the Board of Directors of the Company.

2.4 Limitations

Subject to adjustment pursuant to the provisions of Section 7.1 hereof, the aggregate number of shares of Stock which may be issued as Awards shall not exceed 100,000. Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

2.5 Awards Granted under Plan

For purposes of Section 2.4, the aggregate number of shares of Stock issued under this Plan at any time shall equal only the number of shares actually issued pursuant to all Awards and shall not count any shares returned to the Company upon cancellation, expiration or forfeiture of an Award or delivered (either actually or by attestation) in payment or satisfaction of the tax obligation of an Award.

ARTICLE III. PARTICIPANTS

3.1 Eligibility

Any Eligible Director shall be eligible to participate in the Plan.

ARTICLE IV. ADMINISTRATION

4.1 Composition of Committee

The Plan shall be administered by the Compensation Committee of the Board of Directors, and/or by the Board of Directors or another committee of the Board of Directors of the Company, as appointed from time to time by the Board of Directors (any such administrative body, the “Committee”). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

4.2 Duties and Powers of the Committee

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a)	to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b)	to determine the number of shares of Stock subject to Awards;

(c)	to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan;

(d)	to determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof;

(e)	to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(f)	to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.3 Determinations of the Committee

All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former directors of the Company and their beneficiaries, heirs, successors and assigns. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Director and such attorneys, consultants and accountants as it may select.

4.4 Company Assistance

The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, disability or removal or resignation from the Board and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V. RESTRICTED STOCK AWARDS

5.1 Awards under the Plan

The Committee may provide for Restricted Stock Awards to any Eligible Director which shall be granted on such dates as determined by the Committee, in its sole discretion, in connection with such Eligible Director serving as a member of the board of directors of the Company or any Subsidiary or any committees thereof. In lieu of receiving cash compensation for meeting fees payable for services to be rendered by an Eligible Director for any period beginning in January and continuing to the end of the following December (or such other period for which cash compensation is payable to Eligible Directors pursuant to policies of the Board), an Eligible Director may make a written irrevocable election to reduce the cash meeting fees by a specified percentage (which percentage shall be in ten percent increments) and receive an equivalent value in Restricted Stock Awards. The election shall be made on a form prescribed by the Committee and must be returned to the Committee or its designee prior to the commencement of the period for which the election is to be effective. The election form shall state the amount of cash compensation to be received in the form of Restricted Stock Awards (expressed as a percentage of the compensation otherwise payable in cash) and be delivered to the Committee or its designee. Such election may not be revoked or changed thereafter except as to compensation for services to be rendered at least six months following such revocation.

5.2 Restricted Stock Award Agreement

Each Award granted hereunder must be granted within ten years from the effective date of the Plan. The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee, within the time period specified by the Committee, enter into a written Restricted Stock Award Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

5.3 Restrictions on Sale or Other Transfer

Each share of Stock granted under a Restricted Stock Award shall be subject to acquisition by the Company, and may not be sold or otherwise transferred except pursuant to the following provisions:

(a)	The shares of Stock represented by the Restricted Stock Award Agreement shall be held in book entry form with the Company’s transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 5.4 hereof, or until the shares of Stock are forfeited pursuant to paragraph (c) of this Section 5.3. Notwithstanding the foregoing, the Awardee may request that, prior to the lapse of the restrictions or forfeiture of the shares, certificates evidencing such shares be issued in his name and delivered to him, and each such certificate shall bear the following legend:

“The shares of Avenue Financial Holdings, Inc.’s common stock evidenced by this certificate are subject to acquisition by Avenue Financial Holdings, Inc., and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Award Agreement by and between Avenue Financial Holdings, Inc. and the registered owner of such shares.”

(b)	No such shares may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3.

(c)	All of the Awardee’s Restricted Stock remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

(i)	the Awardee is removed as a member of the Board pursuant to the bylaws or applicable law or the Awardee is nominated as a member of the Board but not elected by the shareholders; or

(ii)	the Awardee does not stand for reelection to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under Section 5.4.

5.4 Lapse of Restrictions

(a)	Unless provided otherwise by the Committee, the restrictions imposed under Section 5.3 above upon any Restricted Stock Award shall lapse to the extent of 25% of the number of shares subject to such Award on such date as shall be designated by the Committee and thereafter, the restrictions on the remaining shares subject to such Award will lapse in three equal increments on the succeeding anniversary dates following the date of lapsing of restrictions on the first 25% of the shares.

(b)	Unless provided otherwise by the Committee, the restrictions imposed under Section 5.3 above upon any Restricted Stock Award shall lapse once any of the following occurs:

(i)	the Awardee attains the Age for Board Retirement, if any, or obtains Board approval of early retirement in accordance with Section 5.5;

(ii)	the Awardee dies or becomes permanently and totally disabled; or

(iii)	any Change of Control occurs.

5.5 Early Retirement

An Awardee who leaves the Board prior to the Age for Board Retirement, if any, may, upon application to and in the sole discretion of the Committee, be granted early retirement status.

5.6 Rights as Stockholder

Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Restricted Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

5.7 Stock Certificates

The Company shall not be required to issue or deliver any certificate for shares of Stock received as Restricted Stock pursuant to a Restricted Stock Award Agreement executed hereunder, prior to fulfillment of all of the following conditions:

(a)	the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)	the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

(c)	the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

(d)	the lapse of such reasonable period of time following the execution of the Restricted Stock Award Agreement as the Committee from time to time may establish for reasons of administrative convenience.

ARTICLE VI. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

6.1 Termination, Amendment and Modification of Plan

The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company’s common stock is listed, the consent of the Company’s stockholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Awardee.

ARTICLE VII. MISCELLANEOUS

7.1 Adjustment Provisions

(a)	Subject to Section 7.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Sections 2.4 and 5.1, and (ii) the number and kind of shares or other securities subject to the outstanding Awards.

(b)	Adjustments under Section 7.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

7.2 Continuation of Board Service

Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

7.3 Compliance with Government Regulations

No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the Eligible Director to take any reasonable action to comply with such requirements.

7.4 Privileges of Stock Ownership

No director and no beneficiary or other person claiming under or through such person will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such director.

7.5 Withholding

The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company may require the Eligible Director to satisfy any relevant tax requirements before authorizing any issuance of Stock to the director. Such settlement may be made in cash or Stock, at the discretion of the Committee.

7.6 Non-Transferability

For so long as it is subject to any restrictions pursuant to this Plan, an Award may be owned during the life of the director solely by the director or the director’s duly appointed guardian or personal representative. No Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

7.7 Other Compensation Plans

The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

7.8 Plan Binding on Successors

The Plan shall be binding upon the successors and assigns of the Company.

7.9 Singular, Plural; Gender

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

7.10 Headings, etc., Not Part of Plan

Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

7.11 Governing Law

This Plan and any Awards hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Tennessee and applicable federal law. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.